UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2019 (April 17, 2019)

Brigham Minerals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38870	81-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 Courtyard Drive, Suite 100 Houston, TX 77024
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-1235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 17, 2019, Brigham Minerals, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as representatives of the several underwrites named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and purchase by the Underwriters, of 14,500,000 shares of Common Stock at a price to the public of $18.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 2,175,000 additional shares of Common Stock to cover over-allotments. The material terms of the Offering are described in the prospectus, dated April 17, 2019 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 19, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-230373), initially filed by the Company on March 18, 2019 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on April 23, 2019, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $240.6 million (net of underwriting discounts, commissions and estimated offering expenses), assuming the Underwriters do not exercise the option to purchase additional shares of Common Stock pursuant to the terms of the Underwriting Agreement. As described in the Prospectus, the Company intends to contribute all of the net proceeds from the Offering to Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham LLC”), in exchange for units in Brigham LLC (“Brigham LLC Units”). Brigham LLC will use the net proceeds to repay the outstanding indebtedness under the Company’s credit facility and the remaining net proceeds to fund future mineral and royalty acquisitions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Master Reorganization Agreement

On April 17, 2019, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with Brigham LLC, Brigham Equity Holdings, LLC, a Delaware limited liability company (“Brigham Equity Holdings”), Brigham Resources, LLC, a Delaware limited liability company and wholly owned subsidiary of Brigham LLC (“Brigham Resources”), Brigham Minerals, LLC, a Delaware limited liability company and wholly owned subsidiary of Brigham Resources (“Brigham Minerals”), and certain other parties thereto.

Subject to the terms and conditions set forth in the Master Reorganization Agreement, in connection with the consummation of the Offering, (i) all of the outstanding membership interests in Brigham LLC will be converted into Brigham LLC Units, (ii) Brigham Minerals will issue shares of Class A common stock to certain of Brigham Equity Holdings’ existing owners (“Existing Owners”) in exchange for incentive units in Brigham Equity Holdings, (iii) Brigham Equity Holdings will distribute all of its equity interests in Brigham LLC, other than its interests in Brigham LLC attributable to certain unvested incentive units in Brigham Equity Holdings, to the Existing Owners and Brigham Minerals (which will result in the ownership in Brigham LLC of Existing Owners with respect to unvested incentive units remaining consolidated in Brigham Equity Holdings), (iv) Brigham Minerals will issue the shares of Common Stock sold to purchasers in the Offering in exchange for the proceeds of the Offering, (v) each holder of Brigham LLC Units following the restructuring (a “Brigham Unit Holder”), other than the Company and its subsidiaries, will receive a number of shares of Class B common stock equal to the number of Brigham LLC Units held by such Brigham Unit Holder following the Offering, and (vi) Brigham Minerals will contribute, directly or indirectly, the net proceeds of the Offering to Brigham LLC in exchange for an additional number of Brigham LLC Units such that Brigham Minerals holds, directly or indirectly, a total number of Brigham LLC Units equal to the number of shares of Class A common stock outstanding following the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 17, 2019, the Board of Directors of the Company (the “Board”) appointed Harold D. Carter, John A. Holland, W. Howard Keenan, Jr. and Richard Stoneburner as members of the Board.

As compensation for services provided as a member of the Board, Messrs. Carter, Holland, Keenan and Stoneburner will receive (i) an annual cash retainer of $65,000 and (ii) an annual equity-based award with an aggregate fair market value of approximately $140,000 on the date of grant. In connection with the Offering, the Company intends to grant to Messrs. Carter, Holland, Keenan and Stoneburner an award of restricted stock units subject to time-based vesting, which award will represent the annual equity-based award described above for calendar year 2019 and is expected to have an aggregate fair market value of approximately $140,000 on the date of grant.

Messrs. Carter and Keenan will serve on the Board’s Nominating and Governance Committee, Messrs. Carter, Keenan and Stoneburner will serve on the Board’s Compensation Committee and Messrs. Carter and Holland will serve on the Board’s Audit Committee. Mr. Carter will serve as the chairman of the Nominating and Governance Committee and Compensation Committee. As chairman of these committees, Mr. Carter will receive an additional annual cash retainer of $10,000 and $15,000, respectively.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Carter, Holland, Keenan and Stoneburner and any other person pursuant to which any such individual was selected as a director. Messrs. Carter, Holland, Keenan and Stoneburner have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Messrs. Carter, Holland, Keenan and Stoneburner have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

Also on April 17, 2019, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which are attached as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 17, 2019, by and among Brigham Minerals, Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as representatives of the several underwriters named therein.

2.1	Master Reorganization Agreement, dated April 17, 2019, by and among Brigham Minerals, Inc. and the other parties named therein.

10.1	Indemnification Agreement (Ben M. Brigham).

10.2	Indemnification Agreement (Robert M. Roosa).

10.3	Indemnification Agreement (Blake C. Williams).

10.4	Indemnification Agreement (Harold D. Carter).

10.5	Indemnification Agreement (John Holland).

10.6	Indemnification Agreement (W. Howard Keenan, Jr.).

10.7	Indemnification Agreement (James R. Levy).

10.8	Indemnification Agreement (Richard Stoneburner).

10.9	Indemnification Agreement (John R. Sult).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.

By:	/s/ Blake C. Williams
Name:	Blake C. Williams
Title:	Chief Financial Officer

Dated: April 22, 2019

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